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                                                                  EXHIBIT 21.1


                         SUBSIDIARIES OF THE REGISTRANT


     Micromuse plc, a company registered in England and Wales.


     Micromuse USA Inc., a Texas corporation, a wholly owned subsidiary of Micromuse plc.

     Micromuse (Australia) Pty. Limited, an Australian corporation.